BrightSpring Health Services, Inc.

15,000,000 Shares
Common Stock
($0.01 par value)

Underwriting Agreement

October 20, 2025

BofA Securities, Inc.
One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Each of (i) KKR Phoenix Aggregator L.P. (the “KKR Selling Stockholder”) and (ii) Jon Rousseau and Lisa Nalley (collectively, the “Management Selling Stockholders” and together with the KKR Selling Stockholder, the “Selling Stockholders”), as stockholders of BrightSpring Health Services, Inc., a Delaware corporation (the “Company”), proposes to sell to the underwriter named in Schedule I(A) hereto (the “Underwriter”), an aggregate of 15,000,000 shares of Common Stock, $0.01 par value (“Common Stock”), of the Company (said shares to be sold by the Selling Stockholders being hereinafter called the “Securities”). Certain capitalized terms used herein are defined in Section 25 hereof.

The Company has prepared and filed with the Commission an automatically effective registration statement on Form S-3 (333-287916) (the “Initial Registration Statement”), including a related base prospectus (the “Base Prospectus”), for registration under the Act of the offering and sale of the Securities. The Company has filed with the Commission one or more preliminary prospectus supplements to the Base Prospectus relating to the Securities which is used together with the Base Prospectus (each, a “Preliminary Prospectus”), each of which has previously been furnished to you. Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement, dated the date hereof (together with the Base Prospectus, the “Prospectus Supplement”) and will file the Prospectus Supplement with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b). The Prospectus Supplement and the Base Prospectus, in the form first filed pursuant to Rule 424(b) after the Execution Time are herein called, collectively, the “Prospectus.”

All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, any Preliminary Prospectus, the Base Prospectus, the Disclosure Package or the Prospectus, and all

other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Base Prospectus, the Disclosure Package or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Base Prospectus, the Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act that is or is deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Base Prospectus, or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any Issuer Free Writing Prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

Subject to the sale of the Securities by the Selling Stockholders to the Underwriter in compliance with the terms of this Agreement, the Underwriter has agreed to sell to the Company, and the Company has agreed to herein to purchase from the Underwriter (the “Share Repurchase”), an aggregate of 1,500,000 shares of the Securities (the “Repurchase Securities”) pursuant to Section 3(b) of this Agreement.

For the purposes of this Agreement, the term “Transaction” means the offering of the Securities as described herein and in the Disclosure Package.

1.
Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1.
(a)
The Company meets the requirements for use of Form S-3 under the Act and the Securities have been duly registered under the Act pursuant to the Registration Statement. The Initial Registration Statement became effective pursuant to 462(e) under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission. The Company has filed a related Preliminary Prospectus, which has previously been furnished to you. The Company will file with the Commission a final Prospectus Supplement in accordance with Rule 424(b). As filed, such final Prospectus Supplement shall contain all information required by the Act and the rules thereunder and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.
(b)
On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined below), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with the Underwriter Information described in Section 10(c) below or the Selling Stockholder Information described in Section 2(f) below.
(c)
The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act.
(d)
At the Execution Time, and on the Closing Date, (A) the Disclosure Package and (B) (i) any individual Written Testing-the-Waters Communication or (ii) each electronic road show, in each case of (i) and (ii), when taken together as a whole with the Disclosure Package, does not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package, any Written Testing-the-Waters Communication or any electronic roadshow based upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; it being understood and agreed that the only such information furnished by the Underwriter consists of the Underwriter Information described as such in Section 10(c) below.
(e)
(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act.
(f)
(i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(g)
Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information described in Section 10(c) below or the Selling Stockholder Information described in Section 2(f) below.
(h)
The Company (i) has not alone engaged in any Testing-the-Waters Communication (other than Testing-the-Waters Communications with the consent of the Underwriter) and (ii) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications (the “Authorized Persons”). The Company reconfirms that the Authorized Persons have been authorized to act on the Company’s behalf in undertaking Testing-the-Waters Communications.
(i)
The Company or any Significant Subsidiary (as defined below) is not, and after giving effect to the Share Repurchase, will not be, an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.
(j)
Neither the Company nor any of its subsidiaries has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated in this Agreement).
(k)
None of the Company or any of its subsidiaries or any of their respective Affiliates has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities.
(l)
Each of the Company and its subsidiaries (i) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized, (ii) has full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and (iii) is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except, in the case of its subsidiaries, and solely with respect to clause (iii), the Company, where the failure to be so organized or qualified, have such power or authority or be in good standing would not have a material adverse effect, or reasonably be expected to have a prospective material adverse effect, on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
(m)
The Company has no “significant subsidiary,” as defined in Rule 1-02(w) of Regulation S-X under the Act, other than those subsidiaries listed on Schedule III hereto (each, a “Significant Subsidiary”).
(n)
The Securities and all the outstanding membership interests or shares of capital stock, as applicable, of the Company and each subsidiary listed on Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) have, in each case, been duly authorized and validly issued, are fully paid and nonassessable, if applicable, and were not issued in violation of any preemptive or similar rights and, except as otherwise set forth in the Disclosure Package and the Prospectus, as of the Closing Date, all outstanding shares of capital stock or membership interests of the subsidiaries held by the Company are owned either directly or indirectly free and clear of any security interest, claim, lien or encumbrance (other than liens, encumbrances and restrictions imposed in connection with that certain First Lien Credit Agreement, dated as of March 5, 2019, as amended by the Technical Amendment, dated as of May 13, 2019, as supplemented by the Joinder Agreement, dated as of September 30, 2019, as amended by Amendment No. 1, dated as of January 30, 2020, as amended by the Joinder Agreement and Amendment No. 2, dated as of June 30, 2020, as amended by the Joinder Agreement and Amendment No. 3, dated as of October 7, 2020, as amended by Amendment No. 4, dated as of April 8, 2021, as amended by the Joinder Agreement and Amendment No. 5, dated as of April 16, 2021, as amended by the Joinder Agreement and Amendment No. 6, dated as of June 30, 2023, as amended by the Joinder Agreement and Amendment No. 7, dated as of February 21, 2024, as amended by the Joinder Agreement and Amendment No. 8, dated as of September 17, 2024, and as amended by the Joinder Agreement and Amendment No. 9, dated as of December 11, 2024, among Phoenix Intermediate Holdings Inc., as Holdings, Phoenix Guarantor Inc., as the borrower, the several lenders from time to time parties thereto and Morgan Stanley Senior Funding Inc. as administrative agent and collateral agent (as amended, the “First Lien Credit Facility”) or permitted under the First Lien Credit Facility or by the Act). Except as disclosed in the Disclosure Package and the Prospectus, or except in connection with equity investments by, or awards of stock options or other equity-based awards to, members of management or other employees of the Company, or any directors, contractors or agents of the Company, as described in the Disclosure Package and the Prospectus, there will be, on the Closing Date and after giving effect to the consummation of the Transaction, no (i) outstanding options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of its subsidiaries.
(o)
This Agreement has been duly authorized, executed and delivered by the Company, and the Share Repurchase has been duly authorized by the Company.
(p)
Except for those filings listed in Schedule IV hereto, no consent, approval, authorization, filing with or order of any United States (or any political subdivision thereof) court or governmental agency or body, or to the knowledge of the Company, any non-United States court or governmental agency or body, in either case is required in connection with the execution, delivery and performance of this Agreement (including, without limitation, the issuance of the Securities) or the consummation of the transactions contemplated thereby, including the Transaction, except (i) registration of the Securities under the Act, (ii) such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold in connection with the transactions contemplated hereby or under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) filings with the Commission pursuant to Rule 424(b), (iv) filings with the Commission under the Exchange Act, or (v) as shall have been obtained or made prior to the Closing Date.
(q)
None of the consummation of the transactions contemplated hereby, including the Transaction and the Share Repurchase, nor the fulfillment of the terms hereof or thereof, will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, other than in the cases of clauses (i) and (ii), such breaches, violations, liens, charges, or encumbrances that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or result in the violation of the charter, bylaws or any equivalent organizational document of the Company or any of its subsidiaries.
(r)
There is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required. The statements in (i) the Preliminary Prospectus and the Prospectus under the headings “Certain United States Federal Income Tax Consequences To Non-U.S. Holders,” and (ii) the Annual Report, incorporated by reference into the Preliminary Prospectus and the Prospectus, under the headings “Business—Regulation,” “Business—Intellectual Property” and “Legal Proceedings” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
(s)
No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than as required by (i) the Registration Rights Agreement, dated as of December 7, 2017, among the Company and the shareholders party thereto (as amended, supplemented or otherwise modified from time to time prior to the date hereof) and (ii) the Management Stockholders’ Agreement, dated as of December 7, 2017, by and among the Company, KKR Phoenix Aggregator, L.P. and the other parties thereto, in each case which have been satisfied or waived in connection herewith.
(t)
Except as set forth in the Disclosure Package and the Prospectus, the consolidated historical financial statements incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position, results of operations and cash flows of the entities to which they relate as of the dates and for the periods indicated and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language included or incorporated by reference as exhibits to the Registration Statement fairly present the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(u)
Except as otherwise set forth therein, since the respective dates as of which information is given in the Disclosure Package or the Prospectus, (i) there has not occurred any material adverse change or development that could reasonably be expected to involve a prospective material adverse change, in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(v)
Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), no action, suit, proceeding, investigation or audit by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or their respective property is pending or, to the knowledge of the Company, threatened or contemplated that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated thereby, including the Transaction, or (ii) would reasonably be expected to have a Material Adverse Effect.
(w)
The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) pursuant to the First Lien Credit Facility or (ii) where failure to have such good and marketable title or free and clear title would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect.
(x)
Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), none of the Company or any of its subsidiaries is in violation or default of (i) any provision of its charter, bylaws or any equivalent organizational document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its subsidiaries or any of their respective properties, as applicable, other than in the cases of clauses (i) (if such entity is not the Company or a Significant Subsidiary), (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.
(y)
KPMG LLP, who have audited the consolidated financial statements of the Company and its subsidiaries as of December 31, 2024 and December 31, 2023 and for each of the three years in the period ended December 31, 2024, included in the Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Exchange Act and the rules of the Public Company Accounting Oversight Board.
(z)
[Reserved].
(aa)
Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries (i) have filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and (ii) have paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, tax assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.
(bb)
No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or to the Company’s knowledge, is threatened, and the Company is unaware of any existing labor problem or dispute, that, in each case, would reasonably be expected to have a Material Adverse Effect.
(cc)
The Company and its subsidiaries, take as a whole, have insurance in amounts and against such losses and risks as such party believes to be customary for companies engaged in similar business in similar industries and markets; and neither the Company nor any of its subsidiaries has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, except, in each case, that would not reasonably be expected to have a Material Adverse Effect.
(dd)
No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company or any other subsidiary (except as may be limited by applicable state or foreign corporation, limited liability company, limited partnership, partnership, insurance or other applicable regulatory law), from making any other distribution on such subsidiary’s capital stock or membership interests (except as may be limited by applicable state or foreign corporation, limited liability company, limited partnership, partnership, insurance or other applicable regulatory law), from repaying to the Company or any other subsidiary any loans or advances to such subsidiary from the Company or any other subsidiary or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or contemplated pursuant to the First Lien Credit Facility.
(ee)
Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), (i) the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and (ii) none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
(ff)
The Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rules 13-a15 and 15d-15 under the Exchange Act) and a system of internal accounting controls that comply with the requirements of the Exchange Act sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company is not aware of any material weakness in the Company and its subsidiaries’ internal controls over financial reporting.
(gg)
The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective.
(hh)
Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (as such is affected by hazardous or toxic substances or wastes (including, without limitation, medical waste), pollutants or contaminants), or of the environment or the release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or comply with such required permits, licenses or other approvals, such liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
(ii)
Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries has established or maintains a “pension plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or Section 412 or Section 4971 of the Internal Revenue Code of 1986, as amended.
(jj)
The Company and its subsidiaries own, possess, license or have other rights to use all patents, trademarks and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, or except as would not reasonably be expected to have a Material Adverse Effect, (i) the

Company’s and its subsidiaries’ rights to such Intellectual Property are free and clear of all adverse claims, liens or other encumbrances, except for claims, liens or other encumbrances pursuant to the First Lien Credit Facility; (ii) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property owned by the Company or its subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property owned by the Company or its subsidiaries; and (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party.
(kk)
[Reserved].
(ll)
There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Section 302 and 906 relating to certifications.
(mm)
No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in the Disclosure Package, any Written Testing-the-Waters Communication or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(nn)
The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and its subsidiaries, threatened.
(oo)
None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer or controlled Affiliate of the Company or any of its subsidiaries is currently subject or target of any U.S. sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria (each a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.
(pp)
Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company or any of its subsidiaries, any director, officer, agent, employee, controlled Affiliate or other person acting on behalf of the Company or of any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or, knowingly, indirectly, to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Governmental Official”) to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Governmental Official or other person or entity. The Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws.
(qq)
Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), or except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries are, and at all times have been, in compliance with all applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” means (i) all federal, state and local health care fraud and abuse laws, including the Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the federal civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), the exclusions laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), 18 U.S.C. §§ 286 and 287 and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); (ii) the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq.; (iii) the Prescription Drug Marketing Act of 1987, 21 U.S.C. § 353 et seq.; (iv) the Controlled Substances Act, 21 U.S.C. § 801 et seq., and equivalent state laws regarding the dispensing of controlled substances; (v) the Medicare Statute (Title XVIII of the Social

Security Act); (vi) the Medicaid Statute (Title XIX of the Social Security Act); (vii) the TRICARE Statute (10 U.S.C. § 1071 et seq.); (viii) HIPAA; (ix) the regulations promulgated pursuant to such statutes, each as amended from time to time; (x) all federal, state and local health care laws and regulations relating to quality, safety, accreditation, facility and health care professional licensure, corporate practice of medicine and professional fee-splitting; and (xi) federal, state and local health care laws and regulations relating to the Company and its subsidiaries’ operations. During the last three years, neither the Company, its subsidiaries nor any of their respective employees, directors or officers, nor to the Company’s knowledge, agents, has been excluded, suspended or debarred from, or is otherwise ineligible for participation in, any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f) (“Federal Health Care Program”), and solely with respect to employees, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), or except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any court, arbitrator, governmental or regulatory authority or third party alleging that any operation or activity is in material violation of any Health Care Laws, and to the Company’s knowledge, no such Action is threatened. Neither the Company nor any of its subsidiaries is a party to (a) any corporate integrity agreements, deferred prosecution agreements or monitoring agreements or (b) any consent decrees or settlement orders with or imposed by any governmental or regulatory authority relating to any Health Care Law that are material with respect to the Company and its subsidiaries, taken as a whole. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries possess all licenses, certificates, registrations, provider numbers, permits, accreditations, exemptions, certificates of need, approvals and other authorizations required or issued by the appropriate federal, state or local governmental or regulatory authorities (each, a “Health Care Permit”) that are necessary for the conduct of their respective businesses. Neither the Company nor any of its subsidiaries has received notice of any termination, suspension, revocation, non-renewal or material modification of any Health Care Permit, except where such termination, suspension, revocation, non-renewal or material modification would not, individually or in the aggregate, have a Material Adverse Effect.
(rr)
Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), or except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries, as applicable, meet all material requirements of participation of any Federal Health Care Programs and are a party to valid participation agreements for payment by such Federal Health Care Programs. Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), or except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, for the last three years, none of the Company or its subsidiaries has received written notice from any Federal Health Care Program of the exclusion, revocation or termination of any Federal Health Care Program participation.
(ss)
Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), or except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, to the Company’s knowledge, all reports required to be filed by the Company and its subsidiaries in connection with any Federal Health Care Program have been timely filed and were true and complete at the time filed (or were corrected in or supplemented by a subsequent filing). Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), to the Company’s knowledge, there are no claims, actions or appeals pending (and the Company and its subsidiaries have not made any filing or submission that would result in any claims, actions or appeals) with respect to any Federal Health Care Program reports or claims filed by the Company, or any of its subsidiaries on or before the date hereof, or with respect to any disallowances by any Federal Health Care Program in connection with any audit or appeal that, if adversely determined, which would be reasonably expected to result in, individually or in the aggregate, a Material Adverse Effect.
(tt)
Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted and, to the knowledge of the Company, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have implemented and maintained commercially reasonable policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)). Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. Except as would not reasonably be expected to have a Material Adverse Effect, there has been no security breach or other compromise of or relating to the IT Systems and Personal Data.
(uu)
The Company does not have any debt securities outstanding that have been rated by any “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2.
Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 2.

(a)
This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
(b)
Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of the Securities to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder or a security entitlement in respect of such Securities.
(c)
If such Selling Stockholder is a Management Selling Stockholder, (i) book-entry entitlements representing all of the Securities to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Equiniti Trust Company, LLC, as custodian (the “Custodian”), and (ii) such Selling Stockholder shall have duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing Jon Rousseau and Jennifer Phipps, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriter to the Selling Stockholders as provided in Section 3 hereof, to execute and deliver a Stock Power relating to the Securities to be sold by such Selling Stockholder (the “Stock Power”), to authorize the delivery of the Securities to be sold by such Selling Stockholder hereunder and to otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.
(d)
Such Selling Stockholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder; and upon payment for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to the securities account of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be successfully asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entry to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(e)
The execution and delivery by such Selling Stockholder, or such Selling Stockholder’s Attorneys-in-Fact, as applicable, of, and the performance by such Selling Stockholder of its obligations under, this Agreement, and, if such Selling Stockholder is a Management Selling Stockholder, the Power of Attorney, the Custody Agreement and Stock Power, will not contravene or conflict with, result in a breach of, or constitute a default (or, with the giving of notice or lapse of time, would be in default) under, or require the consent of any other party to, (i) in the case of the KKR Selling Stockholder, the limited partnership agreement of the KKR Selling Stockholder, (ii) any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit including any pledge of Securities or (iii) any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except, in the case of the foregoing clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement or, if such Selling Stockholder is a Management Selling Stockholder, under the Power of Attorney, the Custody Agreement and the Stock Power, except such as may be required under the Act, the Exchange Act, applicable state securities or blue sky laws and from the FINRA and such other approvals as have been or will be made or obtained on or prior to the Closing Date.
(f)
All information furnished to the Company or the Underwriter by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Disclosure Package or the Prospectus is, and on the Closing Date will be, true, correct and complete in all material respects, and did not, as of the Execution Time, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, it being understood and agreed that, with respect to each Selling Stockholder, the only such information consists of the name of such Selling Stockholder, the number of total shares beneficially owned, the number of offered shares and the address and other information with respect to such Selling Stockholder (excluding percentages) under the caption “Selling Stockholders” in the Registration Statement, the Disclosure Package and the Prospectus (such information, collectively, the “Selling Stockholder Information”).
(g)
Other than the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed in Schedule II hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Underwriter.

(h)
Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(i)
If such Selling Stockholder is a Management Selling Stockholder, such Selling Stockholder is not prompted to sell shares pursuant to this Agreement by any information concerning the Company or its subsidiaries which (i) is material non-public information or (ii) is not set forth in the Disclosure Package or the Prospectus.

Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Underwriter or to counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder to the Underwriter as to the matters covered thereby with respect to such Selling Stockholder.

Each Selling Stockholder has a reasonable basis for making each of the representations set forth in this Section 2. Each Selling Stockholder acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Sections 8(c), Section 8(d) and Section 8(e) hereof, counsel to the KKR Selling Stockholder, counsel to the Management Selling Stockholders and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3.
Purchase and Sale.
(a)
Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (a) each Selling Stockholder hereby agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from such Selling Stockholder, at a purchase price of $28.7820 per share, the amount of the Securities to be sold by each of the Selling Stockholders as set forth opposite its name in Schedule I(B) hereto, and (b) the Company agrees to purchase from the Underwriter, at a purchase price of $28.7820 per share, the Repurchased Shares set forth on Schedule I(A).
4.
Delivery and Payment. Delivery of and payment for the Securities shall be made at the offices of Barnes & Thornburg LLP, 1600 West End Avenue, Suite 800, Nashville, TN 37203-3494 at 10:00 AM, New York City time, on October 22, 2025, or at such time on such later date not more than one Business Day after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company and the Selling Stockholders or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriter for its account against payment by the Underwriter of the purchase price thereof to or upon the order of the Selling Stockholders or the Custodian, as applicable, by wire transfer payable in same-day funds to the account(s) specified by the Selling Stockholders or the Custodian, as applicable, in writing to the Underwriter. Delivery of the Securities shall be made through the facilities of DTC unless the Underwriter shall otherwise instruct. On the Closing Date, subject to the sale of the Securities by the Selling Stockholders to the Underwriter in compliance with the terms of this Agreement, and in consideration for the Repurchase Securities, the Company shall pay the purchase price set forth in Section 3 hereof for each share of the Repurchase Securities by wire transfer of federal (same-day) funds to the account specified by the Underwriter to the Company at least twenty-four hours in advance. Payment for the Repurchase Securities shall be made against delivery by the Underwriter of the Repurchase Securities to the Company through the facilities of the DTC for the account of the Company on the Closing Date.
5.
Offering by Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus.
6.
Agreements of the Company. The Company agrees with the Underwriter as follows:
(a)
Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) prior to the earlier of the Closing Date and the Commission’s close of business on the second business day following the execution and delivery of this Agreement, and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A under the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or Exhibit 107 of a prospectus filed pursuant to Rule 424(b).
(b)
If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), there occurs an event, the result of which, in the opinion of counsel for the Underwriter, or counsel for the Company, the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, the Company will (i) notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package or file under the Exchange Act any documents incorporated by reference therein in order to comply with the Act or the Exchange Act to eliminate or correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriter and counsel for the Underwriter without charge in such quantities as they may reasonably request.
(c)
If, during such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter a prospectus relating to the Securities is required by law to be delivered (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), there occurs an event, the result of which, in the opinion of counsel for the Underwriter, or counsel for the Company, the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with applicable law, the Company will promptly (i) notify the Underwriter of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement that will eliminate or correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Underwriter and counsel for the Underwriter without charge in such quantities as they may reasonably request.
(d)
If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.
(e)
As soon as practicable, the Company will make generally available to its security holders and to the Underwriter (which may be satisfied by filing with the Commission’s EDGAR system) an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
(f)
The Company will cooperate with the Underwriter and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC.
(g)
The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or a dealer may be required by the Act

(including in circumstances where such requirement may be satisfied pursuant to Rule 172) during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering of the Securities.
(h)
The Company will assist the Underwriter in arranging, if necessary, for the qualification of the Securities for sale by the Underwriter under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would reasonably be expected to subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject itself to taxation in excess of a nominal amount in respect of doing business in any jurisdiction.
(i)
The Company will not, without the prior written consent of the Underwriter, offer, sell or contract to sell, pledge (other than on behalf of an Affiliate of the Company) or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company) directly or indirectly, including the public filing (or participation in the public filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock (“Related Securities”); or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement. The foregoing sentence shall not apply to (A) the Securities to be issued in the Transaction, (B) any shares of Common Stock issued by the Company upon the exercise of options to purchase shares of Common Stock, upon the vesting of restricted stock awards or upon the settlement of restricted stock unit awards, in each case disclosed in the Disclosure Package and the Prospectus, (C) the grant of awards pursuant to the Company’s incentive plans or otherwise pursuant to equity compensation arrangements with directors, officers, employees and consultants of the Company and its subsidiaries, in each case, as described in the Disclosure Package and the Prospectus, (D) the issuance or grant of shares of securities, including restricted stock awards, options to purchase shares of common stock, restricted stock units or any other stock-based awards, in each case, registered or to be registered pursuant to any registration statement on Form S-8 pursuant to any benefit plans or arrangements (including, without limitation, employee stock purchase plans), in each case, as described in the Disclosure Package and the Prospectus, (E) the issuance of shares of Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, or (F) the issuance of shares of Common Stock, of restricted stock awards or of options to purchase shares of Common Stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of immediately preceding clauses (E) and (F), the aggregate number of restricted stock awards and shares of Common Stock issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such acquisitions and other transactions does not exceed 5% of the aggregate number of shares of common stock outstanding immediately following the consummation of the Transaction and the recipient of the shares of Common Stock agrees in writing to be bound by the same terms described in the agreement attached hereto as Exhibit A.
(j)
[Reserved].
(k)
The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(l)
The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the printing (or reproduction) and delivery of any blue sky memorandum delivered in connection with the offering of the Securities; (iv) the listing of the Securities on the NASDAQ Global Select Market (the “Exchange”); (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 6(g) hereof (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriter relating to such registration and qualification in an amount not to exceed $20,000); (vi) the approval of the Securities for book entry transfer by DTC; (vii) any filings required to be made with the FINRA and the reasonable and documented fees and expenses of counsel for the Underwriter relating to such filings in an amount not to exceed $35,000; (viii) the transportation and other expenses incurred by or on behalf of the Company in connection with presentations to prospective purchasers of the Securities, including any “roadshow” (and including one half of the cost of all chartered aircraft used in connection with any “roadshow”); (ix) the costs and expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for (x) the Company and the Management Selling Stockholders and (y) the KKR Selling Stockholder; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder and the sales and delivery of the Securities by the Selling Stockholders. Notwithstanding the foregoing, except as specifically provided in this paragraph (l) and in Section 9 hereof, the Underwriter shall pay its own costs and expenses in connection with presentations for prospective purchasers of the Securities including the transportation and other expenses incurred by or on behalf of the Underwriter in connection with presentations to prospective purchasers of the Securities, including any “roadshow” (and including one half of the cost of all chartered aircraft used in connection with any “roadshow”).
(m)
[Reserved].
(n)
The Company agrees that, unless it has or shall have obtained the prior written consent of the Underwriter, and the Underwriter agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute, or otherwise use, refer to or distribute, an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show, each furnished to the Underwriter before first use. Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Underwriter represents and agrees that it is not subject to any pending proceeding under Section 8A of the Act with respect to the offering of the Securities (and will promptly notify the Company if any such proceeding against it is initiated during the period a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities).
7.
Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees with the Underwriter as follows:
(a)
Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, during the period when a prospectus relating to the Securities is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule), of any change in the Selling Stockholder Information in the Registration Statement, any Preliminary Prospectus, any free writing prospectus, the Prospectus or any amendment or supplement thereto relating to such Selling Stockholder.
(b)
To deliver to the Underwriter prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9, together with all required attachments, if any, of such Selling Stockholder or, in the case of a Management Selling Stockholders, of the Custodian.
(c)
Such Selling Stockholder further agrees with the Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of such Selling Stockholder’s obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to stock transfer taxes, stamp duties and other similar taxes incident to the sale and delivery of the Securities to be sold by such Selling Stockholder to the

Underwriter hereunder. This Section 7(c) shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and such Selling Stockholder, on the other hand.

The Underwriter, may, in its sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

8.
Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Securities shall be subject to the accuracy in all material respects (except in the case of Section 1(nn), (oo) and (pp) or to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy in all respects) of the representations and warranties of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders in all material respects of their respective obligations hereunder and to the following additional conditions:
(a)
The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been instituted or threatened.
(b)
The Company shall have requested and caused Barnes & Thornburg LLP, counsel for the Company, to furnish to the Underwriter an opinion letter and a negative assurance letter, each dated the Closing Date, as the case may be, and in form and substance reasonably satisfactory to the Underwriter, as set forth in Exhibit C hereto.
(c)
The KKR Selling Stockholder shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for the KKR Selling Stockholder, to furnish to the Underwriter an opinion letter, dated the Closing Date, and in form and substance reasonably satisfactory to the Underwriter.
(d)
The Management Selling Stockholders shall have requested and caused Barnes & Thornburg LLP, counsel for the Management Selling Stockholders, to furnish to the Underwriter an opinion letter, dated the Closing Date, as the case may be, and in form and substance reasonably satisfactory to the Underwriter.
(e)
The Underwriter shall have received from Latham & Watkins LLP, counsel for the Underwriter, an opinion letter and negative assurance letter, each dated the Closing Date, as the case may be, and addressed to the Underwriter, with respect to such matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(f)
The Company shall have furnished to the Underwriter a certificate of the Company, signed by (x) the chairman, chief executive officer, president or vice president and (y) the chief financial officer, treasurer or principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
(1)
the representations and warranties of the Company in this Agreement are true and correct in all material respects (except in the case of Section 1 (nn), (oo) and (pp) or to the extent already qualified by materiality, in which case such representations and warranties are true and correct in all respects) at the Execution Time and on the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;
(2)
since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto); and
(3)
no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose or pursuant to Section 8A under the Act have been instituted or, to the Company’s knowledge, threatened.
(g)
At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Underwriter a “comfort” letter, dated as of the Execution Time, and a bring-down “comfort letter,” dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriter, confirming that they are independent registered public accountants within the meaning of the Exchange Act and within the meaning of the rules of the Public Company Accounting Oversight Board and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information of the Company contained in the Disclosure Package and the Prospectus, including any supplement thereto at the date of the applicable letter.
(h)
On the Closing Date, the Underwriter shall receive a written certificate executed by (i) in the case of the KKR Selling Stockholder, the general partner of the KKR Selling Stockholder and (ii) in the case of each of the Management Selling Stockholders, an Attorney-in-Fact of such Selling Stockholder, each, dated as of such date, to the effect that:

(i)
the representations and warranties of the applicable Selling Stockholder set forth in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties shall be subject to accuracy in all respects) with the same force and effect as though expressly made by such Selling Stockholder on and as of such date; and
(ii)
the applicable Selling Stockholder has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.
(i)
On or before the Closing Date, the Management Selling Stockholders shall have furnished for review by the Underwriter copies of the Power of Attorney, Stock Power and Custody Agreement, as applicable, and such further information, certificates and documents as the Underwriter may reasonably request.
(j)
Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change or development involving a prospective change, in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, and after giving effect to the Transaction, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the effect of which is, or would reasonably be expected to become, in the judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
(k)
On the Closing Date, the Securities shall have been approved for listing and admitted and authorized for trading on the Exchange, subject only to official notice of issuance.
(l)
At or prior to the Execution Time, the Company shall have caused each officer and director of the Company listed on Exhibit B hereto to furnish to the Underwriter and each Selling Stockholder shall have furnished to the Underwriter, a letter addressed to the Underwriter substantially in the form of Exhibit A hereto.
(m)
Prior to the Closing Date, the Company shall have taken all action reasonably required to be taken by it to have the Securities declared eligible for clearance and settlement through DTC.
(n)
Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriter and counsel for the Underwriter.

The documents required to be delivered by this Section 8 will be available for inspection at the office of Barnes & Thornburg LLP, 1600 West End Avenue, Suite 800, Nashville, TN 37203-3494, on the Business Day prior to the Closing Date.

9.
Reimbursement of Underwriter’s Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof other than by reason of a default by the Underwriter, including as described in Section 11 hereof, the Company will reimburse the Underwriter on demand for all accountable expenses (including reasonable fees and disbursements of Latham & Watkins LLP) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
10.
Indemnification and Contribution.
(a)
The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, selling agents and Affiliates of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any Preliminary Prospectus, or the Prospectus, or any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication, or any bona fide electronic road show as defined in Rule 433(h) under the Act (a “road show”), or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or roadshow or in any amendment thereof or supplement thereto, in the light of the circumstances under which they were made, not misleading, and agrees (subject to the limitations set forth in the provisos to this sentence) to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein. The obligations of the Company under this indemnity agreement will be in addition to any liability that the Company may otherwise have. The Company shall not be liable under this Section 10 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Company, as applicable, which consent shall not be unreasonably withheld.

(b)
Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, the directors, officers, selling agents and Affiliates of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to the Selling Stockholder Information relating to such Selling Stockholder; provided, that the aggregate liability of each Selling Stockholder under this paragraph (b) and the contribution provisions under paragraph 10(e) shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, received by such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder (the “Selling Stockholder Net Proceeds”).
(c)
The Underwriter agrees to indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls (within the meaning of either the Act or the Exchange Act) the Company or any of the Selling Stockholders, (iii) each of the directors of the Company who signs the Registration Statement, (iv) each of the officers of the Company who signs the Registration Statement and (v) each of the Selling Stockholders, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to the Underwriter, but only with reference to the Underwriter Information. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have. The Company acknowledges that the statements in the Preliminary Prospectus and the Prospectus set forth in the eleventh paragraph and the twelfth paragraph under the heading “Underwriting”, constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement, Preliminary Prospectus, or the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any road show (the “Underwriter Information”).
(d)
Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b), or (c) above, as applicable, unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b), or (c) above, as applicable, except as provided in paragraph (e) below. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel for the indemnified party); (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel for the indemnified party) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. Any such separate firm for the Underwriter, its Affiliates, directors, selling agents and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter, any such separate firm for the KKR Selling Stockholder, its Affiliates, directors, selling agents and officers and any control persons of the KKR Selling Stockholder shall be designated in writing by the KKR Selling Stockholder and any such separate firm for the Company and Management Stockholders and any control persons, officers or directors of the Company and Management Stockholders shall be designated in writing by the Company. In the event that the Underwriter, its Affiliates, directors, selling agents and officers or any control persons of the Underwriter are indemnified parties collectively entitled, in connection with a proceeding in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 10(d), and the Underwriter, its Affiliates, directors, selling agents and officers or any control persons of the Underwriter cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such indemnified parties shall be designated in writing by the Underwriter. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.
(e)
In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to subsection (a), (b), (c) or (d) above, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), the Company and/or the Selling Stockholders, as applicable, and the Underwriter agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and/or the Selling Stockholders, as applicable, and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and/or the Selling Stockholders, as applicable, on the one hand and by the Underwriter on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason or not permitted by applicable law, the Company and/or the Selling

Stockholders, as applicable, and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and/or the Selling Stockholders, as applicable, on the one hand and of the Underwriter on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and/or the Selling Stockholders, as applicable, shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions received by it, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and/or the Selling Stockholders, as applicable, on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstances. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Securities exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, and each person, if any, who controls any Selling Stockholder within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Selling Stockholder, subject in each case to the applicable terms and conditions of this paragraph (d). Notwithstanding the provisions of this paragraph (e), each Selling Stockholder’s obligations to contribute any amount under this paragraph (e) is further limited in the manner and to the extent set forth in paragraph 10(b) and in no event shall the aggregate liability of such Selling Stockholder under paragraph 10(b) and this paragraph (e) exceed such Selling Stockholder’s Selling Stockholder Net Proceeds. The Selling Stockholder’s obligations in this Section 10 to contribute are several in proportion to their Selling Stockholder Net Proceeds and not joint.
11.
Default by the Underwriter. If the Underwriter shall fail to purchase and pay for any of the Securities agreed to be purchased by the Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, and the aggregate amount of the Securities that the Underwriter agreed but failed to purchase shall exceed 10% of the aggregate amount of the Securities set forth in Schedule I(A) hereto, the Company and the Selling Stockholders shall be entitled to a period of 36 hours within which to procure another party or parties to purchase no less than the amount of such unpurchased Securities that exceeds 10% of the amount thereof upon such terms herein set forth. If, however, the Company and the Selling Stockholders shall not have completed such arrangements within 72 hours after such default and the amount of unpurchased Securities exceeds 10% of the amount of such Securities to be purchased on such date, then this Agreement will terminate without liability to the Company and the Selling Stockholders. In the event of a default by the Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholders or counsel for the Underwriter are necessary in the Registration Statement, Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve the defaulting Underwriter of its liability, if any, to the Company and the Selling Stockholders for damages occasioned by its default hereunder.
12.
Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Securities, if at any time prior to such time (i) there shall have occurred, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any material adverse change or development in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole; (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the Exchange, or trading in any securities generally on the New York Stock Exchange or NASDAQ Stock Market shall have been suspended or materially limited or minimum prices shall have been established on either exchange; (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services; or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Underwriter, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
13.
Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholders, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or the Selling Stockholders or any of the indemnified persons referred to in Section 10 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.
14.
Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to BofA Securities, Inc., One Bryant Park, New York, NY 10036, Email: dg.ecm_execution_services@bofa.com, Attention: Syndicate Department, with a copy to: Email: dg.ecm_legal@bofa.com, Attention: ECM Legal, or, if sent to the Company, will be mailed or delivered to BrightSpring Health

Services, Inc., 805 N. Whittingon Parkway, Louisville, Kentucky 40222, Attention: Chief Financial Officer; with a copy to Barnes & Thornburg LLP, 1600 West End Avenue, Suite 800, Nashville, TN 37203-3494 (attention Jay H. Knight and Taylor K. Wirth); if sent to the KKR Selling Stockholder, c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, New York 10001, with a copy to Joseph H. Kaufman and Sunny Cheong, Simpson Thacher & Bartlett LLP, at 425 Lexington Avenue, New York, New York (fax no. (212) 455-2502); or if sent to the Management Selling Stockholders, 805 N. Whittingon Parkway, Louisville, Kentucky 40222, Attention: Jennifer Phipps; with a copy to Barnes & Thornburg LLP, 1600 West End Avenue, Suite 800, Nashville, TN 37203-3494 (attention Jay H. Knight and Taylor K. Wirth).
15.
Recognition of the U.S. Special Resolution Regimes.
(a)
In the event that the Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)
In the event that the Underwriter is a Covered Entity or a BHC Act Affiliate of the Underwriter and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)
For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
16.
Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 10 hereof and their respective successors and no other person will have any right or obligation hereunder. No purchaser of Securities from the Underwriter shall be deemed to be a successor merely by reason of such purchase.
17.
Applicable Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.
18.
Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the underwriter to properly identify its clients.
19.
No Fiduciary Duty. The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriter, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the Company’s engagement of the Underwriter in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own respective judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Company or any Selling Stockholder on related or other matters). The Company and the Selling Stockholders agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. Any review by the Underwriter of the Company or the Selling Stockholders, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or the Selling Stockholders.
20.
Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriter, or any of them, with respect to the subject matter hereof.
21.
Waiver of Jury Trial. THE COMPANY, EACH OF THE SELLING STOCKHOLDERS AND THE UNDERWRITER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
22.
Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Agreement. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

23.
Electronic Signatures. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
24.
Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
25.
Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.
“Agreement” shall mean this Underwriting Agreement.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which commercial banking institutions or trust companies are authorized or required by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Preliminary Prospectus that omits the 430B Information and is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, and any other information (including any documents incorporated by reference in the Preliminary Prospectus), in each case, identified in Schedule II hereto (including the pricing information provided orally by the Underwriter), and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean 6:45 p.m., New York City time, on October 20, 2025.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“Registration Statement” shall mean the Initial Registration Statement (including any documents incorporated by reference herein) referred to in the second paragraph of this Agreement, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.
“Rule 430B Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.
“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.
[Remainder of page intentionally left blank; Signatures follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the Underwriter.

Very truly yours,

BrightSpring Health Services, Inc.

By: /s/ Jennifer Ann Phipps

Name: Jennifer Phipps

Title: Executive Vice President and Chief Financial Officer

KKR Phoenix Aggregator L.P.

By: KKR Phoenix Aggregator GP LLC, its general partner

By: /s/ Max Lin

Name: Max C. Lin

Title: Vice President

On behalf of the Management Selling Stockholders:

By: /s/ Jennifer Ann Phipps

As Attorney-in-Fact

Name: Jennifer Phipps

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
BofA Securities, Inc. By: /s/ Andreas Apostolatos Name: Andreas Apostolatos Title: Managing Director, Healthcare Investment Banking

Schedule I
(A)

Underwriter	Number of Securities to be Purchased (Excluding Share Repurchase)	Number of Repurchased Securities to be Purchased
BofA Securities, Inc.	13,500,000	1,500,000
Total	13,500,000	1,500,000

Schedule I
(B)

Selling Stockholders	Number of Securities to be Sold
KKR Phoenix Aggregator L.P.	14,745,000
Jon Rousseau	235,000
Lisa Nalley	20,000
Total	15,000,000

Schedule II

Schedule of Free Writing Prospectuses included in the Disclosure Package

•
None.

Pricing information provided orally by Underwriter:

•
Number of Securities: 15,000,000 shares of Common Stock.
•
Public offering price per share is as to each investor, the price paid by such investor.
•
The number of Repurchase Securities is 1,500,000 shares of Common Stock to be purchased at a price per share equal to the price per share paid by the Underwriter to the Selling Stockholders.

SCHEDULE III

Significant Subsidiaries of the Company

Abode Healthcare, Inc.
OncoMed Specialty LLC
Onex ResCare Holdings
Pharmacy Corporation of America
PharMerica Corporation
PharMerica Institutional Pharmacy Services LLC
PharMerica Drug Systems LLC
PMC Pharmacy Services LLC
Amerita, Inc
Phoenix Guarantor, Inc.
Res-Care, Inc.

SCHEDULE IV

Filings to be Made After the Closing Date

Filings to be submitted after the Closing Date with respect to the Health Care Permits to report a change in the Company’s ownership.

EXHIBIT A

Form of Lock-Up Agreement

[Letterhead of officer, director or major shareholder of

BRIGHTSPRING HEALTH SERVICES, INC.]

BrightSpring Health Services, Inc.
Public Offering of Common Stock

October__, 2025

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among BrightSpring Health Services, Inc., a Delaware corporation (the “Company”), the selling stockholders party thereto and the underwriter named in Schedule I(A) thereto (the “Underwriter”), relating to an underwritten public offering of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Offering”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Underwriting Agreement.

In order to induce the Underwriter to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter, offer, sell, contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any controlled affiliate of the undersigned or any person in privity with the undersigned or any controlled affiliate of the undersigned), directly or indirectly, including the public filing (or participation in the public filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company (“Shares”) or any securities convertible into, or exercisable or exchangeable for such capital stock (“Related Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until 60 days after the date of the Underwriting Agreement (the “lock-up period”).

The foregoing restrictions shall not apply:

(i)
to the transfer of Shares or Related Securities by gift, or by will or intestate succession to a family member or to a trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned and/or a family member;

EXHIBIT A

(ii)
if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, to (1) transfers of Shares or Related Securities to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned or (2) distributions of Shares or Related Securities to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned;
(iii)
if the undersigned is a trust, to transfers to the beneficiary of such trust;
(iv)
to transfers to any investment fund or other entity that controls or manages, or is controlled or managed by, or is under common control or management with, the undersigned;
(v)
to transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv);
(vi)
to transfers to the Company (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase Shares or the vesting of any restricted stock awards or the settlement of any restricted stock units granted by the Company pursuant to any incentive plans or otherwise pursuant to equity compensation plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Offering, where any Shares received by the undersigned upon any such exercise, vesting or settlement will be subject to the terms of this lock-up agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Shares or the vesting of any restricted stock awards or the settlement of any restricted stock units granted by the Company pursuant to any incentive plans or otherwise pursuant to equity compensation plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Offering, in each case on a “cashless” or “net exercise” basis, where any Shares received by the undersigned upon any such exercise, vesting or settlement will be subject to the terms of this lock-up agreement; providedthat any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Shares was solely to the Company;
(vii)
to transfers pursuant to an order of a court or regulatory agency (for purposes of this Letter Agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body, and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction); providedthat any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such

EXHIBIT A

Section and the related rules and regulations, that such transfer is pursuant to an order of a court or regulatory agency;
(viii)
to transfers of Shares or Related Securities to the Company pursuant to the call or put provisions of existing employment agreements and equity grant documents; provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Shares or Related Securities was solely to the Company;
(ix)
to transfers from an executive officer or his or her estate to the Company upon death, disability or termination of employment, in each case, of such executive officer;
(x)
to transfers of Shares acquired in the Offering or in open-market transactions after the completion of the Offering;
(xi)
to transfers in response to a bona fide third party tender offer, merger, consolidation or other similar transaction made to or with all holders of Shares or Related Securities involving a “change of control” (as defined below) of the Company occurring after the consummation of the Offering, that has been approved by the board of directors of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Shares shall remain subject to the terms of this Letter Agreement. For purposes of this clause (xi), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of at least 51% of total voting power of the voting stock of the Company;
(xii)
to transfers to permit lenders or finance counterparties (as well as any security agent, securities intermediary and/or custodian) in connection with a loan (including any margin loan) or other financing transaction provided to the undersigned and/or its affiliates to enforce their security interest by foreclosing, selling, transferring, appropriating or otherwise disposing of the Shares or Related Securities;
(xiii)
to the entry into a written plan meeting the requirements of Rule 10b5-l under the Exchange Act for the transfer of Shares or Related Securities that does not in any case provide for the transfer of Shares or Related Securities during the lock-up period; provided that any filing under the Exchange Act or other public announcement made by any person regarding the establishment of such plan during the lock-up period shall include a statement that the undersigned is not permitted to transfer securities under such plan during the lock-up period in contravention of this Letter Agreement; [and]

EXHIBIT A

(xiv)
to any sale of Shares by the undersigned in the Offering pursuant to the Underwriting Agreement[.][; and]
(xv)
[distributions of up to an aggregate 550,000 Shares or Related Securities to partners, members or stockholders of the undersigned or holders of similar equity interests in the undersigned, in each case, for the purpose of the ultimate recipients making charitable donations of such securities.][1]

Provided, further, that:

1.
in the case of any transfer or distribution pursuant to clauses (i) through (v) above, it shall be a condition to such transfer that each transferee executes and delivers to the Underwriter an agreement in form and substance satisfactory to the Underwriter stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this Letter Agreement and agrees not to sell or offer to sell such Shares and/or Related Securities, engage in any swap or engage in any other activities restricted under this Letter Agreement except in accordance with this Letter Agreement (as if such transferee had been an original signatory hereto); and
2.
in the case of any transfer or distribution pursuant to clauses (i) through (v) and clause (ix) above, prior to the expiration of the lock-up period no filing by any party (donor, donee, transferor or transferee) under the Exchange Act (other than those required pursuant to Section 13 of the Exchange Act), or other public announcement reporting a reduction in beneficial ownership of Shares shall be required or shall be made voluntarily in connection with such transfer or distribution.

Notwithstanding anything to the contrary in this Letter Agreement, the restrictions set forth in this Letter Agreement shall not apply to the exercise of any right with respect to a registration of any Shares or Related Securities; provided that no transfer of the undersigned’s Shares or Related Securities proposed to be registered pursuant to the exercise of such rights under this paragraph shall occur, and no registration statement shall be publicly filed or announced, during the lock-up period. In addition, the undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares or Related Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the Underwriter has not provided any recommendation or investment advice nor has the Underwriter solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriter may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Underwriter is not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Underwriter is making such a recommendation.

EXHIBIT A

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

Yours very truly, __________________________ Name: Address:

EXHIBIT B

List of Lock-Up Parties

1.
KKR Phoenix Aggregator L.P.
2.
Jon Rousseau
3.
Jennifer Phipps
4.
Bob Barnes
5.
Hunter Craig
6.
Johnny Kim
7.
Olivia Kirtley
8.
Max Lin
9.
Scott Greenwell
10.
Steve Miller
11.
Lisa Nalley
12.
Timothy A. Wicks